SCHEDULE B

HEALTH RISK MANAGEMENT, INC   (CASE NUMBER 01-43354)

HRM CLAIM MANAGEMENT, INC   (CASE NUMBER 01-43355)

INSTITUTE FOR HEALTHCARE QUALITY, INC.   (CASE  NUMBER 01-43356)

HEALTH BENEFIT REINSURANCE , INC   (CASE NUMBER 01-43357)

PROFIT AND LOSS STATEMENT QUARTER ENDING DECEMBER 31, 2001

	MONTH 1	MONTH 2	MONTH 3	QUARTER
	Of Quarter	Of Quarter	Of Quarter	TOTAL
Operating revenue	4,127,446.13			4,127,446.13
Other revenue	737.86			737.86
TOTAL REVENUE	4,128,183.99			4,128,183.99

COSTS OF GOODS SOLD	-			-
Direct labor	1,500,765.04			1,500,765.04
Other direct oper expense	247,286.72			247,286.72
Direct OH (IS/telephone, etc)	551,655.65			551,655.65
TOTAL COSTS OF GOODS SOLD	2,299,707.41			2,299,707.41

GROSS PROFIT	1,828,476.58			1,828,476.58

OPERATING EXPENSES	-			-
Officer/Insider Compensation	39,834.52			39,834.52
Selling and marketing	147,494.72			147,494.72
General and administrative	277,234.07			277,234.07
Rent and lease	299,727.59			299,727.59
Other	-			-

TOTAL OPERATING EXPENSES	764,290.90			764,290.90

INCOME BEFORE NON-OPERATING INCOME AND EXPENSES	1,064,185.68			1,064,185.68
Non-operating income	-			-
Non-operating expenses	-			-
Interest expense	47,928.62			47,928.62
Depreciation expense	245,798.00			245,798.00
Amortization expense	464,840.00			464,840.00
Other gain/loss	-			-

REORGANIZATION EXPENSES	-			-
Professional fees	312,943.50			312,943.50
US Trustee quarterly fees	10,750.00			10,750.00
Other reorganization costs	906.60			906.60

TOTAL REORGANIZATION COSTS	324,600.10			324,600.10

INCOME TAX	-			-

NET PROFIT/LOSS	(18,981.04)			(18,981.04)